Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-22445, 333-68315, 333-43940, pertaining to the FIND/SVP, Inc. 1996 Stock Option Plan, and in Registration Statement on Form S-8 No. 333-111081, pertaining to the FIND/SVP, Inc. 2003 Stock Option Plan, of our reports dated February 3, 2005 relating to the financial statements of Atlantic Research & Consulting, Inc. (which reports express unqualified opinions) included in the Form 8-K/A of FIND/SVP, INC.

/s/ Cowan, Bolduc, Doherty & Company, LLC

North Andover, MA
April 21, 2005